Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEOGEN CORPORATION

(Exact name of Registrant as specified in its charter)

Michigan	38-2364843
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number.)

620 Lesher Place, Lansing, Michigan	48912
(Address of principal executive offices)	(Zip code)

NEOGEN CORPORATION 2011 EMPLOYEE STOCK PURCHASE PLAN

AMENDED AND RESTATED NEOGEN CORPORATION 2007 STOCK OPTION PLAN

(Full Title of the Plan)

James L. Herbert

Chairman and Chief Executive Officer

Neogen Corporation

620 Lesher Place

Lansing, Michigan 48912

(Name and address of agent for service)

(517) 372-9200

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule12b-2 of the Exchange Act. (Check One):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Shares(3)	250,000(4)	$43.01	$10,751,250	$1,232.09
Common Shares(3)	1,500,000(5)	$43.01	$64,507,500	$7,392.56
Total	1,750,000	$43.01	$75,258,750	$8,624.65

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers an indeterminate amount of additional shares that may become issuable under the ESPP and Stock Option Plan (as each such term is defined below) by reason of certain corporate transactions or events, including any stock dividend, stock split, reorganization or any other similar transaction that affects the stock such that an adjustment is appropriate in order to prevent dilution of the rights of participants under such plan.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high ($43.16) and low ($42.85) sales price for the Common Stock of the registrant on the listed as quoted on NASDAQ on September 26, 2012, a date within 5 business days prior to the date of filing of this registration statement.
(3)	$0.16 par value per share.
(4)	Represents common shares issuable under the Neogen Corporation 2011 Employee Stock Purchase Plan (the “ESPP”).
(5)	Represents common shares issuable under the Amended and Restated Neogen Corporation 2007 Stock Option Plan (the “Option Plan”).

PART I

INFORMATION REQUIRED IN PROSPECTUS

The documents containing the information required in this Part I will be delivered to the participants in the Plan, as specified in Rule 428(b)(1) of the Securities Act. Such documents are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference.

The following documents filed with the Commission by Neogen Corporation (the “Registrant”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended May 31, 2012, filed with the Commission on July 30, 2012;

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ending August 31, 2012, filed with the Commission on September 28, 2012;

(c) The Registrant’s Current Reports on Form 8-K filed with the Commission on July 25, 2012 and September 26, 2012, respectively;

(c) All other reports the Registrant filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since May 31, 2012; and

(d) The description of the Registrant’s Common Shares included under the caption “Description of Capital Stock” on pages 18 and 19 of the Registrant’s Prospectus, dated, May 12, 2006, filed with the Commission as part of its registration statement on Form S-3 (file no. 333-133614) effective May 5, 2006, including any amendment or report filed for the purpose of updating such description.

In addition, all documents the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Under Sections 561-571 of the Michigan Business Corporation Act, directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the corporation or its shareholders. The Articles of Incorporation of the Registrant so limit the liability of directors. The Registrants’ Bylaws also provide for indemnification of directors and officers.

The Articles of Incorporation limit director liability for breaches of fiduciary duty as a director, except for liability for (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) intentional infliction of harm on the Registrant or the shareholders; (iii) a violation of Section 551 of the Michigan Business Corporation Act; or (iv) an intentional criminal act. These provisions, however, do not affect liability under the Securities Act.

The Michigan Business Corporation Act authorizes a corporation under specified circumstances to indemnify its directors and officers (including reimbursement for expenses incurred) for any action taken or any failure to take any action as a director or officer, except for liability for specified acts. The provisions of the Registrant’s Bylaws relating to indemnification of directors and officers limit director, officer and employee liability to the fullest extent permitted by Michigan Law. The provisions of the Michigan Business Corporations Act are broad enough to permit indemnification with respect to liabilities arising under the Securities Act and Michigan Uniform Securities Act.

In addition, the Registrant has obtained directors’ and officers’ liability insurance. The policy provides for $20,000,000 in coverage, including liabilities under the Securities Act.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Restated Articles of Incorporation, as restated, incorporated by reference to the exhibit filed with Registrant’s Quarterly Report on Form 10-Q dated February 29, 2000.

4.2	Bylaws, as amended, incorporated by reference to the exhibit filed with Registrant’s Quarterly Report on Form 10-Q dated February 29, 2000.

4.3	Neogen Corporation 2011 Employee Stock Purchase Plan, incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement for its annual meeting of shareholders held October 6, 2011.

4.4	Amended and Restated Neogen Corporation 2007 Stock Option Plan, incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement for its annual meeting of shareholders held October 6, 2011.

5.1	Opinion of Honigman Miller Schwartz and Cohn LLP.

23.1	Consent of Independent Registered Public Accounting Firm Ernst & Young LLP.

23.2	Consent of Honigman Miller Schwartz and Cohn LLP (included in the opinion filed as Exhibit 5.1 to this registration statement.

24.1	Power of Attorney (included after the signature of the Registrant contained in this registration statement).

Item 9.	Undertakings.

The Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(1)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(2)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(3)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1) and (a)(2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; and

(b)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof.

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lansing, State of Michigan, on September 28, 2012.

NEOGEN CORPORATION

By:	/s/ JAMES. HERBERT
James L. Herbert
Its:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of NEOGEN CORPORATION, a Michigan corporation (the “Company”), hereby constitutes and appoints JAMES L. HERBERT and STEVEN J. QUINLAN, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each with the power of substitution for him in any and all capacities, with full power and authority in said attorneys-in-fact and agents and in any one or more of them, to sign, execute and affix his seal thereto and file the proposed registration statement on Form S-8 to be filed by the Company under the Securities Act of 1933, as amended, which registration statement relates to the registration and issuance of the Company’s Common Shares, par value $0.16 a share, pursuant to the Neogen Corporation 2011 Employee Stock Purchase Plan and the Amended and Restated Neogen Corporation 2007 Stock Option Plan, and any of the documents relating to such registration statement; any and all amendments to such registration statement, including any amendment thereto changing the amount of securities for which registration is being sought, and any post-effective amendment, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority; granting unto said attorneys, each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ JAMES. L. HERBERT James L. Herbert	Chairman and Chief Executive Officer	September 28, 2012

/s/ STEVEN J. QUINLAN Steven J. Quinlan	Vice President and Chief Financial Officer	September 28, 2012

/s/ LON M. BOHANNON Lon M. Bohannon	President, Chief Operating Officer and Director	September 28, 2012

/s/ WILLIAM T. BOEHM, PH.D. William T. Boehm, Ph.D.	Director	September 28, 2012

/s/ RICHARD T. CROWDER, PH.D. Richard T. Crowder, Ph.D.	Director	September 28, 2012

/s/ A. CHARLES FISCHER A. Charles Fischer	Director	September 28, 2012

/s/ G. BRUCE PAPESH G. Bruce Papesh	Director	September 28, 2012

/s/ JACK C. PARNELL Jack. C. Parnell	Director	September 28, 2012

/s/ THOMAS H. REED Thomas H. Reed	Director	September 28, 2012

/s/ CLAYTON K. YEUTTER, PH.D. Clayton K. Yeutter, Ph.D.	Director	September 28, 2012

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Articles of Incorporation, as restated, incorporated by reference to the exhibit filed with Registrant’s Quarterly Report on Form 10-Q dated February 29, 2000.

4.2	Bylaws, as amended, incorporated by reference to the exhibit filed with Registrant’s Quarterly Report on Form 10-Q dated February 29, 2000.

4.3	Neogen Corporation 2011 Employee Stock Purchase Plan, incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement for its annual meeting of shareholders held October 6, 2011.

4.4	Amended and Restated Neogen Corporation 2007 Stock Option Plan, incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement for its annual meeting of shareholders held October 6, 2011.

5.1	Opinion of Honigman Miller Schwartz and Cohn LLP.

23.1	Consent of Independent Registered Public Accounting Firm Ernst & Young LLP.

23.2	Consent of Honigman Miller Schwartz and Cohn LLP (included in the opinion filed as Exhibit 5.1 to this registration statement.

24.1	Power of Attorney (included after the signature of the Registrant contained in this registration statement).